                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.

     FINANCIAL STATEMENTS                                           DATE
     --------------------                                           ----
        U.S.A. Floral Products, Inc.                          February 24, 1998
        The Roy Houff Company                                 November 26, 1997
        CFX, Inc.                                             January 9, 1998
        Bay State Florist Supply                              January 6, 1998
        Flowtrad Corporation, N.V. d/b/a Flower Trading
         Corporation                                          December 16, 1997
        United Wholesale Florists, Inc. and United Wholesale
         Florists of America, Inc.                            December 31, 1997
        American Florist Supply, Inc.                         January  6, 1998
        Monterey Bay Bouquet, Inc. and Bay area Bouquet,
         Inc.                                                 November 14, 1997
        Alpine Gem Flower Shippers, Inc.                      December 12, 1997
        XL Group, Inc.                                        February 9, 1998
        Continental Farms Limited and Atlantic Bouquet
         Company Limited                                      February 27, 1998
        Koehler & Dramm, Inc.                                 March 3, 1998
        Everflora, Inc. and Everflora Miami, Inc.             March 27, 1998
        UltraFlora Corporation                                March 13, 1998

  We also consent to the references to us under the heading "Experts."

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Washington, DC
May 7, 1998